EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192366, 333-192366-01, 333-192366-02, 333-192366-03, 333-192366-04 and 333-192366-05 on Form S-3 and 333-198145, 333-198143, 333-198141, 333-170879, 333-162927, 333-162926, 333-148024, 333-139384, 333-139383, 333-139382, 333-139380, 333-121344, 333-121343, 333-121342, 333-102306, 333-101291, 333-59134, and 333-37108 on Form S-8 of our report on the consolidated financial statements and financial statement schedules of MetLife, Inc. and subsidiaries (the “Company”), dated February 26, 2015 (except with respect to segment changes as described in Note 2 and the subsequent events described in Note 23 as to which the date is May 21, 2015) (which report expresses an unqualified opinion on such consolidated financial statements and financial schedules and includes an explanatory paragraph with respect to the retrospective adjustment of the consolidated financial statements for certain changes in the Company’s segments as described in Note 2), which appears in this Current Report on Form 8-K, and our report dated February 26, 2015, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
New York, New York
May 21, 2015